UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 23, 2009 (November 20, 2009)

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 20, 2009, the management and Audit Committee of the board of directors of American Defense Systems, Inc. (the “Company”) concluded that the Company’s consolidated financial statements as of and for the year ended December 31, 2008 and the interim periods within that year and the interim periods ended March 31, 2009 and June 30, 2009 should be restated and should no longer be relied upon as a result of certain errors described below.

●
All or a portion of the Company’s Series A Convertible Preferred Stock and related investor warrant derivative liability will be reclassified as current liabilities rather than long term liabilities on the Company’s balance sheets as of December 31, 2008, March 31, 2009 and June 30, 2009.

●
The Assets from Discontinued Operations and Liabilities from Discontinued Operations will be reclassified from long term to short term on the Company’s balance sheets as of December 31, 2008, March 31, 2009 and June 30, 2009.

●
Warrants issued to placement agents with respect to prior private placements of the Company’s securities that were originally included in additional paid in capital will be reclassified as derivative warrant liabilities effective January 1, 2009, in accordance with a newly adopted accounting pronouncement, on the Company’s balance sheets as of March 31, 2009 and June 30, 2009 reported at fair value with period to period changes in fair value reported in the statement of operations ..

●
An asset from a prior asset acquisition by the Company will be reclassified from a current asset included in prepaid expenses and other current assets to a long term asset on the Company’s balance sheets as of December 31, 2008, March 31, 2009 and June 30, 2009.

●
Certain legal fees originally capitalized in prepaid expenses and other current assets will be reclassified as deferred financing costs while others should be expensed as incurred as of December 31, 2008. The related amortization of these costs will also be reclassified in the Company’s statements of operations from general and administrative expenses to interest expense for the periods in year ended December 31, 2008, three months ended March 31, 2009 and the three and six month ended June 30, 2009.

●	Certain costs relating to the Company’s initial registration of its common stock with the SEC and stock exchange listing application originally included in additional paid in capital on the Company’s balance sheets as of December 31, 2008, March 31, 2009 and June 30, 2009 will be expensed in the Company’s statement of operations for the periods in the year ended December 31, 2008

●
The dividends on the Company’s Series A Convertible Preferred Stock will be reclassified from dividends to interest expense on its statements of income for each of the interim periods in the year ended December 31, 2008, three months ended March 31, 2009 and the three and six months ended June 30, 2009 to be consistent with the liability classification of the instrument.

●
The Company’s May 2009 settlement with the holders of Series A Convertible Preferred Stock resulted in a deemed extinguishment of the instrument resulting in a loss that was previously classified as part of unrealized gain (loss) on adjustment of fair value of the Series A Convertible Preferred Stock and warrant liabilities and will be reclassified to deemed extinguishment of debt on the Company’s statement of operations for the three and six months ended June 30, 2009.

●
Stock-based compensation expense with respect to stock option and common stock grants made to an employee and certain directors will be added to the Company’s statement of operations for the three months ended March 31, 2009 and the three and six months ended June 30, 2009.

The Company intends to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 (which will include the restatements for the three months ended March 31, 2008 and the three and six months ended June 30, 2008) which will explain and quantify the errors and provide corrected disclosure.  The Company intends to file such amended reports to reflect the restatements as soon as practicable.  The Company also intends to include explanatory information and provide corrected disclosure with respect to the restated information as of December 31, 2008 and the year then ended, for the three and nine month periods ended September 30, 2008, and as of and for the three and six month periods ended June 30, 2009, in its Form 10-Q for the quarter ended September 30, 2009 to be filed as soon as practicable.

The Company’s management has assessed the effect of the restatement on the Company’s disclosure controls and procedures and internal control over financial reporting, and has determined that a material weakness exists with respect to our reporting of complex and non-routine transactions as of the end of each of the periods being restated.  To address this material weakness, the Company intends to engage outside experts to provide counsel and guidance in areas where it cannot economically maintain the required expertise internally (e.g., with the appropriate classifications and treatments of complex and non-routine transactions).

The Company’s management has discussed the matters is in this Form 8-K with its current auditors, Marcum LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2009

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer